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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


         Date of Report          (Date of earliest event reported)
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         November 13, 1998       (November 6, 1998)


                          Maxwell Technologies, Inc.
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            (Exact name of registrant as specified in its charter)



   Delaware                        0-10964               95-2390133
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  (State or other                 (Commission           (I.R.S. Employer
   jurisdiction                    File Number)          Identification No.)
   of incorporation)


   9275 Sky Park Court, San Diego, California            92123
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  (Address of principal executive offices)              (Zip Code)




Registrant's telephone number, including area code      (619) 279-5100
                                                   -------------------------



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(Former name or former address, if changed since last report.)


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Item 5.     Other Events
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     On November 6, 1998, the Registrant entered into a letter of intent to acquire Space Electronics, Inc. ("SEi"), a San Diego-based manufacturer of radiation-hardened microelectronics for the commercial space market. The transition is structured as a merger. All of the consideration will be shares of the Registrant's common stock, and the shareholders of SEi will receive at the closing a total of approximately 900,000 shares. Closing of the transaction is subject to the execution of a definitive agreement, approval of the Boards of the Registrant and SEi, regulatory filings and securing of regulatory approvals and the favorable vote of the SEi shareholders.



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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 13, 1998
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                                                MAXWELL TECHNOLOGIES, INC.



                                            By: /s/ Gary J. Davidson
                                                --------------------------
                                                Gary J. Davidson
                                                Vice President, Finance &
                                                Administration and
                                                Chief Financial Officer